UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2012

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	–	Entry into a Material Definitive Agreement.
Item 2.03	–	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Indenture

On August 20, 2012 (the “Closing Date”), SandRidge Energy, Inc. (the “Company”), completed the issuance and sale of $275,000,000 in aggregate principal amount of its 7.5% Senior Notes due 2021 (the “2021 Notes”) and $825,000,000 in aggregate principal amount of its 7.5% Senior Notes due 2023 (the “2023 Notes” and, together with the 2021 Notes, the “Notes”) to Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several initial purchasers of the Notes (the “Representatives”). The Notes were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Rule 144A and Regulation S under the Securities Act.

On the Closing Date, the Company entered into (i) an indenture (the “Indenture”) by and among the Company, certain of its subsidiaries named therein (the “Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), with respect to the 2023 Notes (the “2023 Indenture”), (ii) a Registration Rights Agreement by and among the Company, the Guarantors and the Representatives relating to the 2023 Notes (the “2023 Registration Rights Agreement”), and (iii) a Registration Rights Agreement by and among the Company, the Guarantors and the Representatives relating to the 2021 Notes (the “2021 Registration Rights Agreement” and, together with the 2023 Registration Rights Agreement, the “Registration Rights Agreements”). The 2021 Notes were issued as additional notes pursuant to an Indenture, dated March 15, 2011, by and among the Company, the Guarantors, and the Trustee, as supplemented and amended by Supplemental Indentures dated April 17, 2012 and June 1, 2012 (as supplemented and amended, the “2021 Indenture” and, together with the 2023 Indenture, the “Indentures”).

The principal terms of the 2021 Notes are governed by the 2021 Indenture. Pursuant to the 2021 Indenture, the 2021 Notes will mature on March 15, 2021, and interest is payable on the 2021 Notes on each September 15 and March 15, commencing September 15, 2012. At any time prior to March 15, 2016, the Company is entitled, at its option, to redeem some or all of the 2021 Notes at a redemption price of 100% of the principal amount thereof, plus the “Applicable Premium” (as defined in the 2021 Indenture) and accrued and unpaid interest, if any. On and after March 15, 2016, the Company may redeem the 2021 Notes, in whole or in part, at redemption prices (expressed as percentages of principal amount thereof) equal to 103.75% for the twelve-month period beginning March 15, 2016, 102.50% for the twelve-month period beginning March 15, 2017, 101.25% for the twelve-month period beginning March 15, 2018, and 100.00% beginning on March 15, 2019 and thereafter, plus accrued and unpaid interest, if any. The 2021 Notes are guaranteed by the Company’s material domestic subsidiaries.

The principal terms of the 2023 Notes are governed by the 2023 Indenture. Pursuant to the 2023 Indenture, the 2023 Notes will mature on February 15, 2023, and interest is payable on the 2023 Notes on each February 15 and August 15, commencing February 15, 2013. At any time prior to August 15, 2017, the Company is entitled, at its option, to redeem some or all of the 2023 Notes at a redemption price of 100% of the principal amount thereof, plus the “Applicable Premium” (as defined in the 2023 Indenture) and accrued and unpaid interest, if any. On and after August 15, 2017, the Company may redeem the Notes, in whole or in part, at redemption prices (expressed as percentages of principal amount thereof) equal to 103.75% for the twelve-month period beginning on August 15, 2017, 102.50% for the twelve-month period beginning August 15, 2018, 101.25% for the twelve-month period beginning August 15, 2019, and 100.00% beginning on August 15, 2020 and thereafter, plus accrued and unpaid interest, if any. The 2023 Notes are guaranteed by the Company’s material domestic subsidiaries.

The Indentures restrict the ability of the Company and certain of its subsidiaries to, among other things: (i) borrow money; (ii) pay distributions or dividends on equity or purchase, redeem or otherwise acquire equity; (iii) make principal payments on, or purchase or redeem subordinated indebtedness prior to any scheduled principal payment or maturity; (iv) make investments; (v) grant liens on its assets; (vii) sell its assets; (viii) enter into transactions with affiliates; and (ix) engage in unrelated businesses. These covenants are subject to a number of exceptions and qualifications.

The Indentures provide that a number of events will constitute an Event of Default, including, among other things, a failure to pay interest for 30 days, failure to pay the Notes when due at maturity, upon acceleration or redemption, the Company’s failure to comply with certain covenants relating to merger, consolidation or sale of assets, the Company’s failure to comply for 60 days following notice with any of the other covenants or agreements in the Indenture, a default or other failure by the Company to make required payments under other indebtedness of the Company or any Guarantor having an outstanding principal amount of $50.0 million or more which results in such indebtedness being due or payable prior to its maturity or which gives the holder thereof the right to accelerate such indebtedness, the Company’s or any Guarantor’s failure to pay final judgments aggregating in excess of $50.0 million, and certain events of bankruptcy or insolvency. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the notes to be due and payable immediately.

The description of the 2021 Indenture above is qualified in its entirety by reference to the 2021 Indenture, which is filed as Exhibit 4.1, as supplemented and amended by Exhibits 4.2 and 4.3, to this Current Report on Form 8-K. The description of the 2023 Indenture above is qualified in its entirety by reference to the 2023 Indenture, which is filed as Exhibit 4.4 to this Current Report on Form 8-K.

Wells Fargo Bank, National Association, and certain of its affiliates have provided, and may in the future provide commercial banking, investment banking, financial advisory and other commercial services in the ordinary course of business to the Company, the Guarantors and certain of the Company’s affiliates, for which the Company pays customary fees and expense reimbursement.

Registration Rights Agreements

Pursuant to the Registration Rights Agreements, the Company and the Guarantors have agreed to (i) file with the SEC a registration statement relating to the registration of a new series of the Company’s 2021 Notes and 2023 Notes, each in the same aggregate principal amount as and with terms identical in all respects to the 2021 Notes and 2023 Notes, respectively, (ii) use their commercially reasonable best efforts to cause such registration statement to be declared effective under the Securities Act and (iii) use their commercially reasonable best efforts to consummate a registered exchange offer with the holders of the Notes on or prior to the 365th calendar day following the Closing Date. The Company will use its commercially reasonable best efforts to keep such exchange offer open for not less than 30 calendar days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holder of the Notes.

Under certain circumstances, in lieu of a registered exchange offer, the Company and the Guarantors have agreed to file a shelf registration statement relating to the resale of the Notes and to use their commercially reasonable best efforts to keep such shelf registration statement effective until two years after its effective date (or such shorter period that will terminate when all the Notes covered thereby have been sold pursuant thereto or in certain other circumstances). In addition, the Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

The description above is qualified in its entirety by the Registration Rights Agreements, which are filed as Exhibits 4.5 and 4.6 to this Current Report on Form 8-K.

The Representatives and certain of their affiliates have provided, and may in the future provide, investment banking, commercial banking, financial advisory and other commercial services in the ordinary course of business to the Company, the Guarantors and certain of the Company’s affiliates, for which they receive customary fees and expense reimbursement. Affiliates of the Representatives are lenders under the Company’s senior credit facility. The Representatives or their affiliates also agreed to provide interim financing to us under certain circumstances in the event the offering was not completed, for which the Representatives would have been paid customary fees.

Supplemental Indenture

Also on August 20, 2012, the Company, certain subsidiary guarantors, and Wells Fargo, National Association, as trustee, entered into the Supplemental Indenture to the Indenture, dated as of May 1, 2008 (the “Supplemental Indenture”), governing the Company’s Senior Floating Rate Notes due 2014 (the “2014 Notes”). The Company received consents to enter into the Supplemental Indenture from the holders of approximately 94.26%, or approximately $329.9 million, of the outstanding $350 million aggregate principal amount of the 2014 Notes, pursuant to the Company’s tender offer and consent solicitation with respect to the 2014 Notes. The tender offer for the 2014 Notes will expire August 31, 2012, unless extended by the Company in its sole discretion. The Supplemental Indenture will (i) eliminate almost all of the covenants and certain events of default applicable to the 2014 Notes and (ii) shorten the minimum redemption notice period from 30 days to three days should the Company elect to redeem any outstanding 2014 Notes in accordance with the terms of the indenture governing the 2014 Notes. The Supplemental Indenture became operative upon the Company’s purchase of a majority of the outstanding 2014 Notes pursuant to its tender offer and consent solicitation on August 20, 2012.

The description above is qualified in its entirety by the Supplemental Indenture, which is filed as Exhibit 4.7 to this Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of March 15, 2011, by and among SandRidge Energy, Inc., certain subsidiary guarantors named therein, and Wells Fargo, National Association, as trustee, relating to the 7.5% Senior Notes due 2021 (attached as Exhibit 4.1 to the Current Report on Form 8-K SandRidge Energy, Inc. filed with the SEC on March 18, 2011 and incorporated herein by reference).

4.2	Supplemental Indenture, dated as of April 17, 2012, by and among SandRidge Energy, Inc., certain subsidiary guarantors named therein, and Wells Fargo, National Association, as trustee (attached as Exhibit 4.3 to the Current Report on Form 8-K SandRidge Energy, Inc. filed with the SEC on April 17, 2012 and incorporated herein by reference).

4.3	Supplemental Indenture, dated as of April 17, 2012, by and among SandRidge Energy, Inc., certain subsidiary guarantors named therein, and Wells Fargo, National Association, as trustee (attached as Exhibit 4.3 to SandRidge Energy, Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2012 and incorporated herein by reference).

4.4	Indenture, dated as of August 20, 2012, by and among SandRidge Energy, Inc., certain subsidiary guarantors named therein, and Wells Fargo, National Association, as trustee, relating to the 7.5% Senior Notes due 2023.

4.5	Registration Rights Agreement, dated August 20, 2012, by and among SandRidge Energy, Inc., certain subsidiary guarantors named therein, and Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, relating to the 7.5% Senior Notes due 2021 that were issued on August 20, 2012.

4.6	Registration Rights Agreement, dated August 20, 2012, by and among SandRidge Energy, Inc., certain subsidiary guarantors named therein, and Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, relating to the 7.5% Senior Notes due 2023.

4.7	Supplemental Indenture, dated as of August 20, 2012, by and among SandRidge Energy, Inc., certain subsidiary guarantors named therein, and Wells Fargo, National Association, as trustee, relating to the Senior Floating Rate Notes due 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC. (Registrant)
Date: August 21, 2012
	By:	/s/ James D. Bennett
James D. Bennett
Executive Vice President and Chief Financial Officer